As filed with the Securities and Exchange Commission on June 10, 2003

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLACIER BANCORP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	81-0519541 (I.R.S. employer identification no.)

P.O. Box 27, 49 Commons Loop, Kalispell, Montana 59903-0027 (406) 756-4200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated Glacier Bancorp, Inc. 1994 Directors’ Stock Option Plan
Amended and Restated Glacier Bancorp, Inc. 1995 Employee Stock Option Plan
(Full title of plan)

Copies of communications to:

STEPHEN M. KLEIN, ESQ.	MICHAEL J. BLODNICK
Graham & Dunn P.C.	P. O. Box 27
1420 Fifth Avenue, 33rd Floor	49 Commons Loop
Seattle, Washington 98101	Kalispell, Montana 59903-0027
(206) 340-9648	(406) 756-4200

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed maximum	maximum
Title of	Amount	offering	aggregate	Amount of
securities to be	to be	price	offering	registration
registered	registered	per share(1)	price(1)	fee(2)

Common shares, $.01 par value	1,650,000 (3)	$25.39	$41,893,500	$3,389.18

Notes:
1.	Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended (“Securities Act”), the price per share is estimated to be $25.39 based upon the average of the high ($25.68) and the low ($25.10) trading prices of the common stock, $.01 par value per share (“Common Stock”) of Glacier Bancorp, Inc. (the “Registrant”) as reported on the Nasdaq Stock Market on June 9, 2003.

2.	This Form S-8 with respect to the Amended and Restated 1995 Employee Stock Option Plan and the 1994 Directors’ Stock Option Plan (collectively, the “Plans”) relates only to the registration of additional securities of the same class as other securities for which a registration statement on Form S-8 is effective. Pursuant to General Instruction E of Form S-8, the filing fee is based only on the additional securities that may be issued pursuant to the respective Plans.

3.	Shares of Registrant’s Common Stock issuable upon exercise of authorized and outstanding options under the Registrant’s Plans, together with an indeterminate number of additional shares which may be necessary to adjust the number of shares additionally reserved for issuance under the Plans as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock, as provided in Rule 416(a) under the Securities Act.

Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
INDEX OF EXHIBITS
EXHIBIT 5.1
EXHIBIT 23.2
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3
EXHIBIT 99.4

INCORPORATION BY REFERENCE

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by Glacier Bancorp, Inc. on July 11, 2001 under Registration No. 333-84748, with respect to the securities offered pursuant to the Glacier Bancorp, Inc. 1995 Employee Stock Option Plan and 1994 Directors’ Stock Option Plan are incorporated by reference, with the exception of such opinions, consents, required signatures and exhibits, which are included and made a part of this registration statement.

In addition, the description of the Common Shares contained in the Proxy Statement/Prospectus dated January 24, 2001 and included in the Registration Statement on Form S-4 (Registration No. 333-52498) filed by the Registrant on January 17, 2001, including any amendments or reports filed for the purpose of updating such description, is incorporated by reference in this registration statement.

Item 8. Exhibits.

Exhibit
Number	Description

5.1	Opinion of Graham & Dunn, P.C., Registrant’s legal counsel, regarding legality of the Common Stock being registered

23.1	Consent of Graham & Dunn (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Powers of Attorney (see the Signature Page)

99.1	Amended and Restated 1995 Employee Stock Option Plan

99.2	Form of Incentive Stock Option and Limited Rights Agreement

99.3	Amended and Restated 1994 Directors’ Stock Option Plan

99.4	Form of Nonqualified Stock Option and Limited Rights Agreement

Item 9. Undertakings.

A.     The undersigned Registrant hereby undertakes:

     (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

          (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

            (2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B.     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalispell, State of Montana, on the 30th day of April 2003.

GLACIER BANCORP, INC.

By:	/s/Michael J. Blodnick

Michael J. Blodnick President and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes and appoints Michael J. Blodnick and James H. Strosahl, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on the 30th day of April 2003.

Signature	Title

/s/ Michael J. Blodnick Michael J. Blodnick	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ James H. Strosahl James H. Strosahl	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Signature	Title

/s/ John S. MacMillan John S. MacMillan	Chairman of the Board

/s/ William L. Bouchee William L. Bouchee	Director

/s/ Allen J. Fetscher Allen J. Fetscher	Director

/s/ Fred J. Flanders Fred J. Flanders	Director

/s/ Jon W. Hippler Jon W. Hippler	Director

/s/ Ralph K. Holliday Ralph K. Holliday	Director

/s/ L Peter Larson L Peter Larson	Director

/s/ F. Charles Mercord F. Charles Mercord	Director

/s/ Everit A. Sliter Everit A. Sliter	Director

INDEX OF EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Graham & Dunn, P.C., Registrant’s legal counsel, regarding legality of the Common Stock being registered.

23.1	Consent of Graham & Dunn (included in Exhibit 5.1).

23.2	Consent of KPMG LLP

24.1	Powers of Attorney (see the Signature Page)

99.1	Amended and Restated 1995 Employee Stock Option Plan

99.2	Form of Incentive Stock Option and Limited Rights Agreement

99.3	Amended and Restated 1994 Directors’ Stock Option Plan

99.4	Form of Nonqualified Stock Option and Limited Rights Agreement